EXHIBIT 24
                           HILLS STORES COMPANY
                                 FORM 10-K
                             POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that each of the directors and officers of Hills Stores Company whose signature appears below constitutes and appoints Gregory
K. Raven, Kim D. Ahlholm and William K. Friend, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the preparation, delivery and filing of an Annual Report on Form 10-K of Hills Stores Company for the fiscal year ended February 3, 1996 with the Securities and Exchange Commission and any appropriate state or governmental agencies, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substi-tutes, may lawfully do or cause to be done by virtue hereof.


    SIGNATURE                        TITLE                           DATE


/s/ Chaim Y. Edelstein     Chairman of the Board of
- -----------------------    the Company and Hills
Chaim Y. Edelstein         Department Store Company               March  6, 1996

/s/ Gregory K. Raven       Director, President and Chief
- -----------------------    Executive Officer of the Company
Gregory K. Raven           and Hills Department Store Company
                           (Principal Executive Officer and
                           Principal Financial Officer)           March  6, 1996

/s/ Mark B. Dickstein      Director of the Company and Hills
- -----------------------    Department Store Company               March  6, 1996
Mark B. Dickstein

/s/Stanton J. Bluestone    Director of the Company and Hills
- -----------------------    Department Store Company               March  6, 1996
Stanton J. Bluestone

/s/ Samuel L. Katz         Director of the Company and Hills
- -----------------------    Department Store Company               March  6, 1996
Samuel L. Katz

/s/ John W. Burden         Director of the Company and Hills
- -----------------------    Department Store Company               March  6, 1996
John W. Burden

/s/ Alan S. Cooper         Director of the Company and Hills
- -----------------------    Department Store Company               March  6, 1996
Alan S. Cooper

/s/ Kim D. Ahlholm         Vice President-Controller (Principal
- -----------------------    Accounting Officer) of the Company
Kim D. Ahlholm             and Hills Department Store Company     March  6, 1996


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